UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2026

Cheetah Net Supply Chain Service Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41761	81-3509120
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8707 Research Drive, Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 740-7799

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	CTNT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 16, 2026 Cheetah Net Supply Chain Service Inc., a Delaware corporation (the "Transferee" or the "Company"), entered into a Share Transfer Agreement (the "Share Transfer Agreement") with Leyan Yang, a non-U.S. individual (the "Transferor"), pursuant to which the Transferee agreed to acquire from the Transferor 100% of the issued shares of Super International Trading Limited (the "Target Company"), a limited liability company incorporated under the laws of Hong Kong primarily engaged in the trading of large-scale industrial equipment (the “Transaction”).

Pursuant to the Share Transfer Agreement, the aggregate cash consideration for the share transfer is approximately $4.98 million, inclusive of a refundable deposit of $1.5 million to be paid prior to the commencement of due diligence and credited toward the total consideration at the closing of the Transaction (the “Closing”). The Closing is expected to occur within three months of the execution of the Share Transfer Agreement, subject to satisfaction of customary closing conditions, including the board of directors’ approval of each party, receipt of all required governmental and regulatory consents, satisfactory completion of due diligence, and the absence of any material adverse change with respect to the Target Company or its assets.

The Share Transfer Agreement also provides for (i) a three-year post-Closing performance commitment, pursuant to which the Target Company's annual revenue shall not be less than $10 million, with any shortfall giving rise to a cash compensation obligation of the Transferor calculated in accordance with the formula set forth in the Share Transfer Agreement; and (ii) a five-year post-Closing performance incentive, pursuant to which the Company will be obligated to provide the Transferor with additional cash or equivalent consideration shares for annual revenue of the Target Company exceeding $10 million, calculated in accordance with the method described in the Share Transfer Agreement.

Upon the Closing, the Company will assume only those liabilities of the Target Company that are (i) reflected in the Target Company’s financial statements as of a date to be agreed upon by the parties, or (ii) otherwise expressly disclosed to and accepted by the Company in the Share Transfer Agreement.

The foregoing description of the Share Transfer Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit
10.1	Share Transfer Agreement, dated as of April 16, 2026, by and between Cheetah Net Supply Chain Service Inc. and Leyan Yang.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cheetah Net Supply Chain Service Inc.

Date: April 16, 2026	By:	/s/ Huan Liu
Huan Liu
Chief Executive Officer, Director, and Chairman of the Board of Directors (Principal Executive Officer)